EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form SB-2) of Buckeye Ventures, Inc. with respect to our report dated April 12, 2007, on the financial statements included in the Annual Report (Form 10K-SB) for the fiscal years ended December 31, 2006 and 2005.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Michael T. Studer, C.P.A., P.C..
Michael T. Studer, C.P.A., P.C.
Freeport, New York
December 5, 2007